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                                                                     EXHIBIT 5.1

                                October 24, 1996



Kevco, Inc.
University Centre I
1300 S. University Drive, Suite 200
Fort Worth, Texas  76107

     Re:  Registration Statement on Form S-1 of Kevco, Inc.
          Registration No. 333-11173

Ladies and Gentlemen:

     We are acting as counsel for Kevco, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of 2,100,000 shares
(and up to an additional 315,000 shares to cover underwriters' overallotments) of common stock, par value $.01 per share, of the Company (the "Shares"). A Registration Statement on Form S-1, Registration No. 333-11173, covering the offer and sale of the Shares was filed with the Securities and Exchange Commission (the "Commission") on August 30, 1996 (as amended, the "Registration Statement"). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement (the "Underwriting Agreement") filed as an exhibit to the Registration Statement.

     In reaching the conclusions expressed in this opinion, we have examined and relied on such documents, corporate records and other instruments, including certificates of public officials and certificates of officers of the Company, and made such further investigation and inquiry as we have deemed necessary for the expression of the opinions expressed herein. In making the foregoing examinations, we have assumed that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.
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Kevco, Inc.
October 24, 1996
Page 2

     Based solely upon the foregoing and subject to the comments and exceptions herein stated, we are of the opinion that the Shares have been duly and validly authorized by the Company, and when paid for, issued and delivered as described in and in accordance with the Registration Statement and the Underwriting Agreement, the Shares will be legally issued, fully paid and nonassessable.

     We express no opinion as to the laws of any jurisdiction other than the State of Texas.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Legal Matters." In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,


                                    /s/  JACKSON & WALKER, L.L.P.